Exhibit 99


                Vishay Reports Earnings for Third Quarter 2004

    MALVERN, Pa., Nov. 3 /PRNewswire-FirstCall/ --

    -- Sales for Third Quarter 2004 increased 10% to $584,320,000 compared to
       Third Quarter 2003

    -- Diluted EPS of $0.13 in Third Quarter 2004 compared to $0.04 in Third
       Quarter 2003

    -- Backlog at quarter end of $474 million

    -- Cash balance at quarter end of $640 million

    Dr. Felix Zandman, Chairman and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that sales for the third quarter 2004 were $584,320,000, a 10% increase as compared to sales of $533,168,000 for the third quarter 2003, and a 10% decrease from sales of $646,699,000 for the second quarter of 2004. Net earnings for the third quarter 2004 were $22,070,000 or $0.13 per diluted share compared to net earnings of $6,775,000 or $0.04 per share for the third quarter 2003 and as compared to net earnings of $41,118,000 or $0.22 per diluted share for the second quarter 2004. Earnings for the third quarter 2004 included the effects of restructuring and severance costs of $4,997,000, a write-off of the value of purchased in-process research and development of $1,500,000 related to the acquisition of RFWaves, partially offset by a gain on settlement of notes receivable of $3,100,000. These items and their tax related consequences had a negative $0.01 per share impact on earnings per share for the third quarter of 2004. Earnings for the third quarter of 2003 included the effects of restructuring and severance costs, inventory-related charges, and a loss on extinguishment of debt, which reduced pre-tax earnings by $1,439,000 net of a gain on an insurance claim. These items and their tax related consequences had a negative $0.02 effect on earnings per share in the third quarter 2003. Restructuring and severance costs, net of tax, had a negative $0.01 impact on the second quarter 2004.
    Sales for the first nine fiscal months of 2004 were $1,871,940,000, a 17% increase as compared to sales of $1,603,398,000 for the first nine fiscal months of 2003. Net earnings for the first nine fiscal months of 2004 were $99,154,000 or $0.55 per share, compared with net earnings for the first nine fiscal months of 2003 of $16,503,000 or $0.10 per share. Earnings for the first nine fiscal months of 2004 included the effects of restructuring and severance costs and other charges and credits recorded in the third quarter, which reduced pre-tax earnings by $5,457,000, or $0.02 per share after-tax. Earnings for the first nine fiscal months of 2003 included the effects of restructuring and severance costs as well as other charges and credits, which reduced pre-tax earnings by $14,384,000, or $0.08 per share after-tax.
    Commenting on the results for the third quarter of 2004, Dr. Zandman stated, "Although our sales and net earnings increased over last year's third quarter, our sequential results as previously announced did not meet our original expectations. During the third quarter 2004, our level of bookings was significantly below what we expected due to the deteriorating economic conditions for the components industry, which resulted primarily in reduced orders from distribution as a result of their inventory levels being too high. We believe that our strategy of a broad product line, new product introductions, opportunistic acquisitions and constant cost reductions will enable us to continue to grow our sales and net earnings in the future. We continue to focus on cash generation and our cash position was $640 million at the end of the third quarter 2004."
    Dr. Zandman continued, "Our industry does not expect to see any short term recovery in bookings. Therefore we expect the revenues for the fourth quarter 2004 to be slightly below the revenues for the third quarter 2004."

    Vishay, a Fortune 1,000 Company listed on the NYSE, is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, optoelectronics, and selected ICs) and passive electronic components (resistors, capacitors, inductors, and transducers). The Company's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 26,000 people. Vishay can be found on the Internet at http://www.vishay.com.

    Statements contained herein that relate to the Company's future performance, including statements with respect to trends in revenues and bookings and the anticipated future benefits of the Company's product, acquisition and cost reduction strategies are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, the availability of appropriate acquisition opportunities on terms that the Company considers attractive, difficulties in new product development, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its December 31, 2003 Report on Form 10-K filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

    NOTE: A conference call for investors will begin Wednesday, November 3, 2004 at 11:00 a.m. eastern time. Participants can join the call by dialing 888-428-4474 (U.S. and Canada only). If you are outside the U.S. and Canada, the number you will need to use is 612-332-0630. The conference operator will require the two following pieces of information in order to admit you into the call: (1) Company Name - Vishay Intertechnology, Inc.; and (2) Moderators - Vishay Executives. There will also be a live audio webcast of the conference call. This can be accessed directly from the investor relations section of the Vishay website (http://ir.vishay.com). A taped replay of the call will be available through 11:59 PM eastern time on Monday, November 8, 2004 on a dial-in basis and will also be available on a permanent basis on our website beginning November 4, 2004. The phone number to hear the dial-in replay is 800-475-6701 (U.S. and Canada) or 320-365-3844 (if you are outside the U.S. and Canada). Refer to access code 751217 when calling to hear the recording.


    VISHAY INTERTECHNOLOGY, INC.
    Consolidated Condensed Balance Sheets
    (Unaudited - In thousands)


                                                October 2,       December 31,
                                                   2004              2003
    Assets
    Current assets:
      Cash and cash equivalents                   $640,023          $555,540
      Accounts receivable, net                     396,648           374,240
      Inventories:
        Finished goods                             154,450           171,447
        Work in process                            162,032           154,532
        Raw materials                              223,579           189,413
      Deferred income taxes                         50,156            48,471
      Prepaid expenses and other current
       assets                                      130,420           143,610
    Total current assets                         1,757,308         1,637,253

    Property and equipment, at cost:
      Land                                         106,844           110,021
      Buildings and improvements                   416,235           375,178
      Machinery and equipment                    1,632,565         1,644,270
      Construction in progress                      72,193            85,169
      Allowance for depreciation                (1,056,417)         (994,843)
                                                 1,171,420         1,219,795

    Goodwill                                     1,468,798         1,466,714

    Other intangible assets, net                   122,259           128,955

    Other assets                                   130,954           119,796
         Total assets                           $4,650,739        $4,572,513



    VISHAY INTERTECHNOLOGY, INC.
    Consolidated Condensed Balance Sheets, continued
    (Unaudited - In thousands)
                                                 October 2,       December 31,
                                                   2004              2003

    Liabilities and stockholders' equity
    Current liabilities:
      Notes payable to banks                       $11,155           $17,511
      Trade accounts payable                       118,908           158,182
      Payroll and related expenses                 130,074           111,842
      Other accrued expenses                       266,000           288,432
      Income taxes                                  24,652            10,112
      Current portion of long-term debt                 52             1,282
    Total current liabilities                      550,841           587,361

    Long-term debt less current portion            740,160           836,606

    Deferred income taxes                           42,523            35,036

    Deferred income                                 21,039            27,659

    Other liabilities                              250,756           248,652

    Accrued pension and other
     postretirement costs                          222,412           239,950

    Minority interest                               92,052            83,215

    Stockholders' equity:
      Common stock                                  15,141            14,467
      Class B common stock                           1,468             1,538
      Capital in excess of par value             2,027,687         1,918,785
      Retained earnings                            649,350           550,196
      Unearned compensation                           (155)             (306)
      Accumulated other comprehensive
       income                                       37,465            29,354
                                                 2,730,956         2,514,034
                                                $4,650,739        $4,572,513



    VISHAY INTERTECHNOLOGY, INC.
    Summary of Operations
    (Unaudited - In thousands except earnings per share)
                                                    Fiscal Quarter Ended
                                                 October 2,      September 30,
                                                   2004              2003

    Net sales                                     $584,320          $533,168
    Costs of products sold                         443,342           419,313
    Loss on long-term purchase
     commitments                                       -              11,392
    Gross profit                                   140,978           102,463
                                                     24.1%             19.2%

    Selling, general, and administrative
     expenses                                       95,879            91,481
    Purchased in-process research and
     development                                     1,500               -
    Restructuring and severance costs                4,997             6,313
    Operating income                                38,602             4,669
                                                      6.6%              0.9%

    Other income (expense):
      Interest expense                              (8,224)          (10,239)
      Loss on extinguishment of debt                   -              (9,910)
      Gain on insurance claim                          -              30,361
      Minority interest                             (3,268)           (1,944)
      Other                                          4,415              (951)
                                                    (7,077)            7,317

    Earnings before taxes                           31,525            11,986

    Income taxes                                     9,455             5,211

    Net earnings                                   $22,070            $6,775


    Basic earnings per share                         $0.13             $0.04

    Diluted earnings per share                       $0.13             $0.04

    Weighted average shares outstanding -
     basic                                         166,090           159,610

    Weighted average shares outstanding -
     diluted                                       182,800           160,356



    VISHAY INTERTECHNOLOGY, INC.
    Summary of Operations
    (Unaudited - In thousands except earnings per share)
                                                Nine Fiscal Months Ended
                                                October 2,      September 30,
                                                  2004              2003

    Net sales                                   $1,871,940        $1,603,398
    Costs of products sold                       1,402,327         1,247,734
    Loss on long-term purchase
     commitments                                       -              11,392
    Gross profit                                   469,613           344,272
                                                     25.1%             21.5%

    Selling, general, and administrative
     expenses                                      292,570           282,787
    Purchased in-process research and
     development                                     1,500               -
    Restructuring and severance costs                7,057            19,258
    Operating income                               168,486            42,227
                                                      9.0%              2.6%

    Other income (expense):
      Interest expense                             (26,161)          (30,942)
      Loss on extinguishment of debt                   -              (9,910)
      Gain on insurance claim                          -              30,361
      Minority interest                             (9,116)           (5,839)
      Other                                          8,440               (14)
                                                   (26,837)          (16,344)

    Earnings before taxes                          141,649            25,883

    Income taxes                                    42,495             9,380

    Net earnings                                   $99,154           $16,503


    Basic earnings per share                         $0.61             $0.10

    Diluted earnings per share                       $0.55             $0.10

    Weighted average shares outstanding -
     basic                                         162,919           159,585

    Weighted average shares outstanding -
     diluted                                       203,997           160,168



    VISHAY INTERTECHNOLOGY, INC.
    Reconciliation of Earnings Per Share
    (Unaudited - In thousands, except earnings per share)

                                         Fiscal Quarter    Nine Fiscal Months
                                              Ended               Ended
                                       October  September   October  September
                                       2, 2004   30, 2003   2, 2004  30, 2003

    Numerator:

    Numerator for basic earnings per
     share - net earnings                 $22,070   $6,775   $99,154  $16,503
    Interest savings assuming conversion
     of dilutive convertible and
     exchangeable notes                     1,121      -      13,498      -
    Numerator for diluted earnings per
     share - adjusted net earnings        $23,191   $6,775  $112,652  $16,503

    Denominator:
    Denominator for basic earnings per
     share - weighted average shares      166,090  159,610   162,919  159,585

    Effect of dilutive securities
         Convertible and exchangeable
          notes                            15,493      -      38,456      -
         Employee stock options             1,149      661     2,204      505
         Warrants                             -        -         348      -
         Other                                 68       85        70       78
         Dilutive potential common shares  16,710      746    41,078      583

    Denominator for diluted earnings per
     share - adjusted weighted
     average shares                       182,800  160,356   203,997  160,168

    Basic earnings per share                $0.13    $0.04     $0.61    $0.10

    Diluted earnings per share              $0.13    $0.04     $0.55    $0.10

    Diluted earnings per share do not reflect the following, as the effect would be antidilutive for the respective period:

    -- Weighted average outstanding warrants of 8,824,000 and 8,824,000, for the third quarters of 2004 and 2003, respectively, and 6,490,000 and 8,824,000, for the nine fiscal months ended October 2, 2004 and September 30, 2003, respectively.

    -- Weighted average outstanding stock options to purchase 5,723,000 shares and 6,494,000 shares of common stock for the third quarters of 2004 and 2003, respectively, and options to purchase 2,683,754 shares and 7,163,000 shares of common stock for the nine fiscal months ended October 2, 2004 and September 30, 2003, respectively.

    -- Assumed conversion of the Company's 3-5/8% convertible subordinated notes, due 2023, for the third quarter of 2004 and for the third quarter and nine fiscal months ended September 30, 2003. These notes were issued during the third quarter of 2003, and are convertible into 23,496,250 shares of common stock. As described in the Company's annual report on Form 10-K for the year ended December 31, 2003, these notes are only convertible upon the occurrence of certain events. While none of these events have occurred as of October 2, 2004, certain conditions which could trigger conversion have been deemed to be non-substantive, and accordingly, the Company assumes the conversion of these notes in its earnings per share computation during periods in which they are dilutive. These notes are dilutive to the nine fiscal months ended October 2, 2004.

    -- Assumed conversion of the Company's LYONs, due 2021, for the third quarter and nine fiscal months ended September 30, 2003. At September 30, 2003, these notes were convertible into 6,609,000 shares of the Company's common stock, subsequent to the Company's repurchase of some
       of these notes during the third quarter of 2003.   The Company also
       repurchased some of these notes pursuant to the option of the holders to require repurchase of the LYONs on June 4, 2004. The remaining outstanding notes are dilutive to the third quarter and nine fiscal months ended October 2, 2004.

    -- Assumed exchange of the notes of Vishay from the December 13, 2002 acquisition of BCcomponents, for the third quarter and nine fiscal months ended September 30, 2003. These notes are exchangeable for 6,176,471 shares of the Company's common stock, and are dilutive to the third quarter and nine fiscal months ended October 2, 2004.

    -- Assumed conversion of the convertible subordinated notes of General
       Semiconductor, acquired November 2, 2001, for the third quarter and nine fiscal months ended September 30, 2003. These notes were fully redeemed on September 10, 2003.

    CONTACT: Richard N. Grubb, Executive Vice President and Chief Financial Officer or Robert A. Freece, Executive Vice President, +1-610-644-1300, both of Vishay Intertechnology.

SOURCE  Vishay Intertechnology, Inc.
    -0-                             11/03/2004
    /CONTACT: Richard N. Grubb, Executive Vice President and Chief Financial Officer or Robert A. Freece, Executive Vice President, +1-610-644-1300, both of Vishay Intertechnology/
    /Web site:  http://www.vishay.com /
    (VSH)

CO:  Vishay Intertechnology, Inc.
ST:  Pennsylvania
IN:  CPR HRD SEM ECP
SU:  ERN CCA MAV